UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008 the Personnel and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Milacron Inc. (the "Company") approved the following action with regard to the compensation of the Company’s Chairman, President and Chief Executive Officer, Mr. R.D. Brown, the Senior Vice President-Finance and Chief Financial Officer, Mr. R.A. Anderson, and the Senior Vice President, General Counsel and Secretary, Mr. H.C. O’Donnell.

GRANT OF PERFORMANCE UNITS

Approval of the grant of 500,000 Performance Units to Mr. Brown; 120,000 Performance Units to Mr. Anderson and 110,000 Performance Units to Mr. O’Donnell, pursuant to the Milacron Inc. 2004 Long -Term Incentive Plan. Each Performance Unit represents the right to receive one dollar. The awards vest January 2, 2010, contingent upon the attainment by Milacron Inc. of specified management objectives during the performance period of January 1, 2008 through December 31, 2008 (the "Performance Period") and the continuation of the grantee’s employment with the Company through January 2, 2010. Following the Performance Period, the Board may convert payment of the Performance Units to their equivalent value in shares of Milacron Inc. common stock.

A copy of the Form of Performance Unit Award Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Performance Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

April 7, 2008	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Unit Award Agreement